UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2020

SIMPLICITY ESPORTS AND GAMING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7000 W. Palmetto Park Rd., Suite 505

Boca Raton, FL 33433

(Address of Principal Executive Offices)

(855) 345-9467

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Self-Amortization Promissory Note

On August 7, 2020 (the “Issue Date”), Simplicity Esports and Gaming Company, a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “SPA”) with FirstFire Global Opportunities Fund, LLC, an accredited investor (the “Holder”), pursuant to which the Company issued a 12% self-amortization promissory note (the “Amortization Note”) with a maturity date of August 7, 2021 (the “Maturity Date”), in the principal sum of $333,333.33. Pursuant to the terms of the Amortization Note, the Company agreed to pay to $333,333.33 (the “Principal Sum”) to the Holder and to pay interest on the principal balance at the rate of 12% per annum. The Amortization Note carries an original issue discount (“OID”) of $33,333.33. Accordingly, on the Closing Date (as defined in the SPA), the Holder paid the purchase price of $300,000.00 in exchange for the Amortization Note. In addition, pursuant to the terms of the SPA, the Company agreed to issue 33,333 shares of the Company’s common stock to the Holder as additional consideration.

The Company may prepay the Amortization Note at any time prior to the date that an Event of Default (as defined in the Amortization Note) (each an “Event of Default”) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium). The Amortization Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Amortization Note or SPA.

The Company is required to make amortization payments to the Holder according to the following schedule:

Payment Date	Payment Amount
12/07/2020	$40,075.75
01/07/2021	$40,075.75
02/08/2021	$40,075.75
03/08/2021	$40,075.75
04/07/2021	$40,075.75
05/07/2021	$40,075.75
06/07/2021	$40,075.75
07/07/2021	$40,075.75
08/07/2021	$39,952.34
Total:	$360,558.34

Upon the Holder’s provision of notice to the Company of the occurrence of any Event of Default, which has not been cured within five (5) calendar days (provided, however, that this five (5) calendar day cure period shall not apply to any event of default under Sections 3.1, 3.2, and 3.19 of the Amortization Note), the Amortization Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default (as hereinafter defined), additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 15% per annum or the highest rate permitted by law. The Company shall have the right to pay the Default Amount in cash at any time, provided, however that the Holder may convert the Amortization Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% contained in the Amortization Note) at any time after the date that is five (5) calendar days after the Amortization Note becomes immediately due and payable as a result of an Event of Default until the Company has repaid the Amortization Note in cash. If the aforementioned event occurs, the conversion price will be equal to the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the respective conversion. The Company intends to repay the Amortization Note in accordance with its terms so that no amount under the Amortization Note is converted into shares of the Company’s common stock.

The foregoing descriptions of the Amortization Note and SPA do not purport to be complete and are qualified in its entirety by reference to the full text of the Amortization Note and SPA, copies of which are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kaplan Employment Agreement

On July 29, 2020, the Company entered into a new employment agreement (the “Kaplan 2020 Agreement”) with Jed Kaplan, the Company’s Chief Executive Officer, interim Chief Financial Officer, a Class II Director and significant stockholder. The Kaplan 2020 Agreement replaced Mr. Kaplan’s prior employment agreement. As a result, Mr. Kaplan’s prior employment agreement was terminated and is of no further force or effect.

Pursuant to the terms of the Kaplan 2020 Agreement, the Company agreed to pay Mr. Kaplan a monthly base salary of $5,000; provided, however, that the parties agreed that such base salary will be deferred and will accumulate until the Company has sufficient cash available to make such payments, to be reasonably determined by the Board of Directors and Mr. Kaplan, at which time all accrued and unpaid base salary will be paid. In addition, Mr. Kaplan will receive an equity grant of 15,000 shares of common stock per month, which shares will be fully vested upon grant. Mr. Kaplan will also be eligible to receive a quarterly bonus in the form of cash or equity shares, and will be entitled to participate in the Company’s employee benefit plans. In addition, if, during the term of the Kaplan 2020 Agreement, the Company’s shares are approved for listing on a U.S. national securities exchange, the Company will pay Mr. Kaplan a $50,000 cash bonus, to be paid upon such listing being effective.

The term of the Kaplan 2020 Agreement is for an initial one-year term, which shall automatically renew for successive one-year terms unless either party provides 60 days’ advance written notice of its intention not to renew the Kaplan 2020 Agreement at the conclusion of the then applicable term. The term of the Kaplan 2020 Agreement may be terminated by the Company with or without cause or by Mr. Kaplan with or without good reason, as such terms are defined therein.

The Kaplan 2020 Agreement contains customary non-competition and non-solicitation covenants for a period of one year after the termination of Mr. Kaplan’s employment.

Franklin Employment Agreement

Also on July 29, 2020, the Company entered into a new employment agreement (the “Franklin 2020 Agreement”) with Roman Franklin, the Company’s President and a Class I Director. The Franklin 2020 Agreement replaced Mr. Franklin’s prior employment agreement. As a result, Mr. Franklin’s prior employment agreement was terminated and is of no further force or effect.

Pursuant to the terms of the Franklin 2020 Agreement, the Company agreed to pay Mr. Franklin a monthly base salary of $12,500; provided, however, that the parties agreed that such base salary will be deferred and will accumulate until the Company has sufficient cash available to make such payments, to be reasonably determined by the Board of Directors and Mr. Franklin, at which time all accrued and unpaid base salary will be paid. In addition, Mr. Franklin will receive an equity grant of 6,250 shares of common stock per month, which shares will be fully vested upon grant. Mr. Franklin will also be eligible to receive a quarterly bonus in the form of cash or equity shares, and will be entitled to participate in the Company’s employee benefit plans. In addition, if, during the term of the Franklin 2020 Agreement, the Company’s shares are approved for listing on a U.S. national securities exchange, the Company will pay Mr. Franklin a $50,000 cash bonus, to be paid upon such listing being effective.

The term of the Kaplan 2020 Agreement is for an initial one-year term, which shall automatically renew for successive one-year terms unless either party provides 60 days’ advance written notice of its intention not to renew the Kaplan 2020 Agreement at the conclusion of the then applicable term. The term of the Kaplan 2020 Agreement may be terminated by the Company with or without cause or by Mr. Kaplan with or without good reason, as such terms are defined therein.

The Franklin 2020 Agreement contains customary non-competition and non-solicitation covenants for a period of one year after the termination of Mr. Franklin’s employment.

The foregoing descriptions of the Kaplan 2020 Agreement and the Franklin 2020 Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Kaplan 2020 Agreement and the Franklin 2020 Agreement, copies of which are filed hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Form of Self-Amortization Promissory Note dated August 7, 2020 issued by the registrant to FirstFire Global Opportunities Fund, LLC.
10.2	Form of Securities Purchase Agreement dated August 7, 2020, by and between the registrant and FirstFire Global Opportunities Fund, LLC.
10.3	Employment Agreement dated July 29, 2020 by and between the registrant and Jed Kaplan.
10.4	Employment Agreement dated July 29, 2020 by and between the registrant and Roman Franklin.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMPLICITY ESPORTS AND GAMING COMPANY

Date: August 13, 2020	By:	/s/ Jed Kaplan
Jed Kaplan
Chief Executive Officer and interim Chief Financial Officer

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